                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT, dated as of the 2nd day of January, 2002 by and among Liberty National Bancshares, Inc., a Georgia corporation (the "Company"), Liberty National Bank, a national bank organized under the laws of the United States (the "Bank") (the Company and the Bank are collectively referred to herein as the "Employer"), and William R. Walker, II (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company is seeking to retain Executive as it's Senior Lending Officer; and

     WHEREAS, Executive is willing to continue in the position of Senior Lending Officer in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

     1.   Employment. Employer employs Executive and Executive accepts
          ----------
employment upon the terms and conditions set forth in this Agreement.

     2.   Term. The term of employment of Executive under this Agreement shall
          ----
be the period commencing on the date of this Agreement and ending on December 31, 2004. Notwithstanding the foregoing, in the event that the term of this Agreement expires and Executive and the Employer have not entered into a successor, amended, or replacement employment agreement, Executive shall be entitled to receive a cash payment equal to fifty percent (50%) of his annual base salary paid hereunder in the event Executive's employment is terminated for any reason other than that set forth in Section 11(a) hereunder.

     3.   Compensation. (a) Salary. For all services rendered by Executive,
          ------------      ------
Executive shall be paid a minimum base salary of $85,000 payable in equal semi-monthly installments during the term of this Agreement. Salary payments shall be subject to withholding and other applicable taxes. Such base salary shall be increased in the discretion of the President of the Bank. The President in exercising his discretion shall annually consider Executive's performance in light of the specific goals and objectives for the Bank, which Executive and the President shall mutually agree upon by the end of December of each calendar for the succeeding calendar year.

     (b)  Bonus. In January of each year, and in addition to Executive's base
          -----
salary, Executive shall be eligible to receive such performance bonuses as determined in the discretion of the President of the Bank, which bonuses may be in amounts up to 30% of

Executive's base salary. The payment of any bonus pursuant to this Section 3(b) shall be contingent upon the following:

          (i) Prior to the granting of any bonus to Executive, the President of the Bank shall consider, and document his findings, Executive's performance in light the goals and objectives mutually agreed upon between Executive and President at the end of each calendar year pursuant to Section 3(a) hereof.

          (ii) The overall credit quality of the Bank must be "satisfactory" in the opinion of the OCC as set forth in the most current OCC Report of Supervisory Activity provided to the Board of Directors of the Bank and the Uniform Financial Institution Rating of the Bank shall not be less than a "3"; and

          (iii) The Bank shall be "adequately capitalized" as defined under the regulations promulgated by the OCC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991.

     4.   Title and Duties. Executive shall serve as Executive Vice President
          ----------------
and Senior Lending Officer of the Bank for the term of this Agreement. Executive shall supervise the day-to-day lending activities of the Bank, within the framework of the approved annual budget, and with a sound system of internal controls and in compliance with the policies of the Board of Directors of the Bank, and all applicable laws and regulations.

     5.   Extent of Services. Executive shall devote his entire time, attention
          ------------------
and energies to the business of Employer and shall not during the term of this Agreement be engaged in any other business activity which requires the attention or participation of Executive during normal business hours of Employer, recognition being given to the fact that Executive is expected on occasion to participate in client development after normal business hours. However, Executive may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made. Executive shall notify Employer of any significant participation by him in any trade association or similar organization.

     6.   Working Facilities. Executive shall have such assistant, perquisites,
          ------------------
facilities and services as are suitable to his position and appropriate for the performance of his duties, including membership in appropriate civic clubs (including dues, assessments and initiation fees).

     7.   Expenses. Executive may incur reasonable expenses for promoting the
          --------
business of the Bank, including expenses for entertainment, travel, and similar items. Executive will be reimbursed for all such expenses upon Executive's periodic presentation of an itemized account of such expenditures.

     8.   Vacations. Executive shall be entitled each year to a vacation in
          ---------
accordance with the personnel policy established by the Bank's Board of Directors, which vacation shall be not less than fifteen (15) days, during which time Executive's compensation shall be paid in full.

     9.   Additional Compensation. As additional consideration paid to
          -----------------------
Executive, Executive shall be provided with health, hospitalization, disability and term life insurance, and participation in the Bank's incentive compensation plan. In addition, Executive shall have the use of a bank-owned automobile. All stock options shall be exercisable for a period of ten (10) years from the date of grant.

    10.   Change in Control of the Company. (a) In the event of a "change in
          --------------------------------
control" of the Company as defined herein, and further, if this agreement is canceled without cause, or if the Executive is terminated without cause, or if the Executive does not receive benefits and compensation consistent with his position prior to the change of control, or if the Executive is given duties and responsibilities that are not consistent with his position prior to the change of control, Executive shall be entitled, for a period of one hundred eight (180) days from the date of closing of the transaction effecting such change in control, to receive a cash payment equal to one-hundred percent (100%) of his total compensation, including bonus, if any, received by Executive in the one-year period immediately preceding the change in control of the Company, whichever is later. (b) For purposes of this Section 10, "change in control" of the Company shall mean:

          (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition or beneficial ownership (such as term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Company;

          (ii) the sale of all or substantially all of the assets of the Company; or

          (iii) the liquidation of the Company.

    11.   Termination. (a) For Cause. This Agreement may be terminated by the
          -----------      ---------
Board of Directors of the Bank without notice and without further obligation than for monies already paid, for any of the following reasons:

          (i) receipt by the Bank of written notice from the OCC that the OCC has criticized Executive's performance or his area of responsibility, and has either (a) rated the Bank's credit quality a "4" or a "5" under the Uniform Financial Rating System or (b) has determined that the Bank's loan portfolio is in a "troubled condition" as defined under Section 914 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

          (ii) failure of Executive to follow reasonable written instructions or policies of the President and/or Board of Directors of the Bank;

          (iii) gross negligence or willful misconduct of Executive materially damaging to the business of the Bank during the term of this Agreement, or at any time while he was employed by the Bank prior to the term of this Agreement, if not disclosed to the Bank prior to the commencement of the term of this Agreement; or

          (iv) conviction of Executive during the term of this Agreement of a crime involving breach of trust or moral turpitude.

     In the event that the Bank discharges Executive alleging "cause" under this
Section 11(a) and it is subsequently determined judicially that the termination was "without cause," then such discharge shall be deemed a discharge without cause subject to the provisions of Section 11(b) hereof. In the event that the Bank discharges Executive alleging "cause" under this Section 11(a), such notice of discharge shall be accompanied by a written and specific description of the circumstances alleging such "cause." The termination of Executive for "cause" shall not entitle the Bank to enforcement of the non-competition and non-solicitation covenants contained in Section 13 hereof.

     (b)  Without Cause.
          -------------

          (i) The Bank may, upon thirty (30) days' written notice to Executive, terminate this Agreement without cause any time during the term of this Agreement upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims, to the payment of fifty percent (50%) of his annual base salary. The severance payments provided for in this
                Section 11(b) shall commence not later than thirty (30) days after the actual date of termination of employment of Executive. The termination of Executive "without cause" shall not entitle the Bank to enforcement of the non-competition and non-solicitation covenants contained in Section 13 hereof.

          (ii) Executive may upon thirty (30) days' written notice to Employer terminate this Agreement without cause at any time during the term of this Agreement. In the event of termination of this Agreement by Executive, the Bank shall have no further obligation to Executive than for monies paid and the Bank shall be entitled to enforcement of the non-competition and non-solicitation covenants contained in Section 13 hereof.

          (iii) In the event this Agreement is terminated without cause, whether by Executive or by the Bank, any stock options or unexercised portion thereof, granted pursuant to this Agreement, whether or not vested on the date of termination, may be exercised by Executive within thirty (30) days from the date of the termination at which time all such options shall expire.

     12.  Death or Disability. In the event of Executive's death, Employer shall
          -------------------
pay to Executive's designated beneficiary, or if Executive has failed to designate a beneficiary, to his estate, an amount equal to Executive's base salary pursuant to Section 3 hereof through the end of the month in which Executive's death occurred. Such compensation shall be in lieu of any other benefits provided hereunder, except that (i) in the event of change in control of the Company as defined herein, Executive's designated beneficiary or his estate, as the case may be, shall be entitled to the benefits of Section 10(b) hereof, and (ii) any benefit payable pursuant to Section 3 shall be prorated and made available to Executive in respect of any period prior to his death. The Bank may maintain insurance on its behalf to satisfy in whole or in part the obligations of this Section 12.

          In the event of Executive's disability, as hereinafter defined, Employer shall pay to Executive the base salary then in effect through the end of the month in which Executive became disabled. Executive shall be deemed disabled if, by reason of physical or mental impairment, he is incapable of performing his duties hereunder for a period of sixty (60) consecutive days. Any dispute regarding the existence, the extent, or the continuance of Executive's disability shall be resolved by the determination of a duly licensed and practicing physician selected by and mutually agreeable to both the Board of Directors of the Bank and Executive; provided, however, if Executive officially establishes his eligibility to receive social security disability benefits or is deemed disabled under the terms and conditions of any disability insurance policy carried on Executive by the Company or the Bank, he shall be deemed to be disabled as provided herein without further proof. Executive shall make himself available for and submit to such examinations by said physician as may be directed from time to time by the physician. Failure to submit to any such examination shall constitute a material breach of this Agreement.

     13.  Non-Competition and Non-Solicitation. (a) Executive acknowledges that
          ------------------------------------
he has performed services or will perform services hereunder, which directly affect Employer's business. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and condition of which have been negotiated by and between the parties hereto.

          (b) In the event of termination of employment under this Agreement by action of Executive pursuant to 10(b) (ii) prior to the expiration of the term of this Agreement, Executive agrees with Employer that through the actual date of termination of the Agreement, and for a period of twelve (12) months after such termination date, Executive shall not, without the prior written consent of Employer, within Rockdale or adjoining counties, either directly or indirectly, serve as an employee of any bank, bank holding company or other financial institution.

          (c) The covenants of Executive set forth in this Section 13 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Executive, and have also been made by Executive to induce Employer to enter into this Agreement. In the event that a court of competent jurisdiction finds that Executive has violated the provisions of this Section 13, then, as partial relief to Employer, all unexercised options granted to Executive pursuant to
Section 9 hereof shall immediately become null and void. Further, each of the aforesaid covenants may be availed of or relied upon by Employer in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorney's fees) suffered by Employer arising out of any breach of the aforesaid covenants by Executive. The covenants of Executive set forth in this Section 13 are cumulative to each other and to all other covenants of Executive in favor of Employer contained in this Agreement and shall survive the termination of this Agreement of the purposes intended. Should any covenant, term, or condition contained in this Section 13 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties may request that such court judicially modify such unenforceable provision consistent with the intent of this Section 13 so that it shall be enforceable as modified, and in any event the invalidity of any provision of this Section 13 shall not affect the validity of any other provision in this Section 13 or elsewhere in this Agreement.

     14.  Notices. Any notice required or desired to be given under this
          -------
Agreement shall be deemed given if in writing sent by certified mail to his residence in the case of Executive, or to its principal office in the case of Employer.

     15.  Waiver of Breach. The waiver by Employer of a breach of any provision
          ----------------
of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive. No waiver shall be valid unless in writing and signed by an authorized officer of Employer.

     16.  Assignment. Executive acknowledges that the services to be rendered by
          ----------
him are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Executive under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

     17.  Governing Law. This Agreement shall be governed and construed in
          -------------
accordance with the State of Georgia.

     18.  Entire Agreement. This Agreement contains the entire understanding of
          ----------------
the parties hereto regarding employment of Executive, and supersedes and replaces any prior agreement relating hereto. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              "Bank"

                              LIBERTY NATIONAL BANK

                              By: /s/ William L. Daniel
                                  -------------------------------
                                   William L. Daniel, President


                              "Company"

                              LIBERTY NATIONAL BANCSHARES, INC.

                              By: /s/ Julia W. Morgan
                                  -------------------------------
                                   Julia W. Morgan, Vice Chairman


                              "Executive"

                              /s/ William R. Walker              (L.S.)
                              -----------------------------------
                              William R. Walker, II